UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2012

 ARC Wireless Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah

(State or other jurisdiction of incorporation)

000-18122	87-0454148
(Commission File Number)	(IRS Employer Identification No.)

6330 North Washington Street, Suite 13 Denver, Colorado	80216-1146
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   303-467-5236

Former Name or Former Address, if Changed Since Last Report:   Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:   Entry into a Material Definitive Agreement.

Acquisition of Advance Forming Technology, Inc. and Assets of AFT Europa KFT

On April 6, 2012, ARC Wireless Solutions, Inc. (the “Company”) entered into a Purchase Agreement (the “AFT Acquisition Agreement”) with Precision Castparts Corp. (“PCC”) and AFT Europa KFT (“AFTE”). The term “AFT” is used in this Report to refer collectively to the company and the business of Advance Forming Technology, Inc. (“AFTI”) and the special purpose acquisition company (the “AFTE SPV”) holding the Hungarian assets associated with AFTI which are currently owned by AFTE. Prior to closing, PCC will cause AFT to transfer the Thixoforming Division of AFT, including all associated liabilities, to PCC. Pursuant to the terms of the AFT Acquisition Agreement, the Company will receive 100% of AFTI and AFTE SPV, in exchange for the transfer of an aggregate of $43 million to PCC (the “AFT Purchase Price”), of which $25,400,000 will be paid in cash and $17,600,000 will be paid in the form of a convertible note (the “AFT Convertible Note”) maturing in five years from the acquisition closing date (the “AFT Acquisition”).

The AFT Purchase Price of the AFT Acquisition will be subject to a working capital adjustment. If the net working capital of AFT, excluding the Thixoforming Division but including the AFTE SPV (the “Acquired Operations”), on the day of closing divided by the net sales (the “Net Sales”) of AFTE, excluding the Thixoforming Division and the Acquired Operation for the 12 month period immediately preceding the closing (the “Closing Net Working Capital Percentage”), is greater than 25% (the “Fixed Percentage”) then the Purchase Price will be increased by the product of (x) Closing Net Working Capital Percentage less the Fixed Percentage and (y) the Net Sales. If the Closing Net Working Capital Percentage is less than the Fixed Percentage then the Purchase Price will be decreased by the product of (x) the Fixed Percentage less the Closing Net Working Capital Percentage and (y) the Net Sales. If the Closing Net Working Capital Percentage equal to the Fixed Percentage, then the Purchase Price will not be adjusted. The adjustments shall be determined within forty (45) days by the Company with AFT granted certain rights to object to the calculation. All Purchase Price adjustments will be made in cash.

Under the terms of the convertible note, PCC may at any time prior to maturity (subject to certain restrictions) convert the AFT Convertible Note into newly issued shares of the Company‘s common stock at a conversion price equal to the 30-day average trading value per share of the common stock immediately preceding conversion, provided that the AFT Convertible Note may be converted only if it converts into less than 10% of the common ownership of the Company and the equity value of the Company is not less than $176 million. Assuming a conversion price calculated as of April 9, 2012, such conversion could result, in the issuance of approximately 1,226,977 shares of the Company’s common stock (approximately 629,229 shares of the Company’s common stock after giving effect to the proposed 1:1.95 reverse stock split (the “1:1.95 Reverse Stock Split”)). Accordingly, the Company will initially reserve such amount of shares for possible issuance to PCC under the terms of conversion of the AFT Convertible Note. The actual number of shares issued to PCC upon conversion of the AFT Convertible Note may vary in accordance with the conversion formula as of the dates of exercise of conversion by PCC. The foregoing approximations of share issuances pursuant to conversion of the AFT Convertible Note are provided for illustrative purposes only and if the AFT Acquisition is approved by the Company’s shareholders, the Company will be authorized to issue any and all shares of the Company’s common stock under the terms and conditions of AFT Convertible Note without limitation to a specific number of shares.

The AFT Acquisition Agreement contains a provision that the Company will close the QMT Acquisition (as defined below) at the same time as, or prior to, the closing of the AFT Acquisition, which may waived by PCC. In addition, since the shares of the Company’s common stock will be issued as consideration in connection with the acquisitions above the thresholds required for shareholder approval under the NASDAQ Rules, approval by the Company’s shareholders of the QMT Acquisition and the AFT Acquisition is required for the Company to complete these acquisitions.

Consummation of the transactions contemplated by the AFT Acquisition Agreement is conditional upon, among other matters: (i) settlement of all intercompany accounts between PCC, AFT and AFTE; (ii) completion of the QMT Acquisition; (iii) transfer of the Thixoforming Division to PCC; and (iv) AFT having available cash of $100,000 at closing. In addition to the closing conditions above, the AFT Acquisition Agreement and the related transaction agreements contain additional customary closing conditions. PCC, AFTE and the Company have agreed to covenants relating to, among others, publicity, certain tax matters, access to information, and the making of certain filings with governmental authorities.

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The representations and warranties of PCC and AFTE will survive for eighteen months, however the representations and warranties related to the existence and authority of PCC and AFTE and the capitalization of AFT will survive indefinitely and the representations and warranties related to environmental conditions and products will survive for six years and taxes until 60 days following the expiration of the applicable statute of limitations. The representations and warranties of the Company will survive for eighteen months, however the representations and warranties related to existence of the Company and brokers and finders will survive indefinitely.

PCC and AFTE will indemnify the Company and their affiliates against all liabilities arising out of or resulting from: (i) any breach of any representation or warranty made by PCC or AFTE; (ii) any breach of any covenant by PCC or AFTE; (iii) certain tax liabilities incurred prior to closing; and (iv) all liability related to the Thixoforming assets. The ability of the Company to recover losses under indemnification claims is limited. The indemnification obligations of PCC and AFTE, except for claims related to product liability claims, will be satisfied by an increase or decrease in the principal amount of the AFT Convertible Note. If the principal of the AFT Convertible Note is reduced to zero, the remainder of the indemnity claim will be paid by PCC and AFTE in cash.

The Company will indemnify PCC and AFTE and their affiliates against all liabilities arising out of or resulting from: (i) any breach of any representation or warranty made by the Company; (ii) any breach of any covenant by the Company; and (iii) certain tax liabilities incurred following the closing.

Prior to the closing, the AFT Acquisition Agreement may be terminated: (i) by PCC, AFTE or the Company, if any applicable governmental authority has issued an order, decree or ruling or takes any other action restraining, enjoining or otherwise prohibiting the transactions contemplated in the AFT Acquisition Agreement; (ii) by the Company, if PCC or AFTE has breached the AFT Acquisition Agreement; (iii) by PCC and AFTE, if the Company has breached the AFT Acquisition Agreement; (iv) by any party if the closing has not occurred by June 25, 2012 but this right is not available to any party whose failure to fulfill any obligation under the AFT Acquisition Agreement is the cause for the closing not to have occurred; (v) by the Company if any update to the disclosure schedule contains a material and adverse change; and (vi) by mutual written agreement of PCC, AFTE and the Company.

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Acquisition of Quadrant Metals Technologies LLC

Prior to the QMT Acquisition, Quadrant Management, Inc. (“Quadrant”) owns, through its wholly-owned subsidiaries QMP Holdings Corp. (“QMP”) and QTS Holdings Corp. (“QTS”) seventy-four percent (74%) of the membership interests (the “Membership Interests”) of Quadrant Metals Technologies, LLC (“QMT”) with the remaining twenty-six percent (26%) owned by John Schoemer, Arlan Clayton and Robert Marten (the “Non-Controlling QMT Investors” and, together with QMP and QTS, the “QMT Sellers”). On April 6, 2012, the Company entered into a Membership Interest Purchase Agreement (the “QMT Acquisition Agreement”) with Quadrant, QMT, Carret P.T., LP, and the QMT Sellers to purchase, among other things, all of the Membership Interests. Pursuant to the terms of the QMT Acquisition Agreement, the QMT Sellers will receive an aggregate of 7,857,898 shares of the Company’s common stock as the consideration in exchange for the transfer to the Company of 100% of all of the Membership Interests (the “QMT Acquisition” and, together with the AFT Acquisition, the “Acquisitions). Such consideration shall be equal to 4,029,691 shares of the Company’s common stock after giving effect to the Company’s proposed 1:1.95 Reverse Stock Split, as described in further detail below. The purchase price for such shares has been set at $4.00 per share ($7.80 per share giving effect to the proposed 1-for-1.95 Reverse Stock Split).

Under the QMT Acquisition Agreement, Carret P.T., LP will purchase from the Company 112,648 newly-issued shares of the Company’s common stock at a purchase price of $4.00 per share (equal to 57,768 shares of the Company’s common stock after giving effect to the proposed 1:1.95 Reverse Stock Split) in consideration for a cash investment in the Company of $450,594 by Carret P.T., LP. at $4.00 per share ($7.80 per share giving effect to the proposed 1-for-1.95 Reverse Stock Split).

The QMT Acquisition Agreement contains conditions to each party’s closing obligations, and includes the express condition that the Company receive approval from a majority of those disinterested shareholders present and voting on such proposal (in person or by proxy) at a meeting of shareholders at which at least a majority of all shares of the Company’s common stock are present for quorum purposes called prior to the closing of the QMT Acquisition. The QMT Acquisition Agreement also contains a condition that if the Company is required to file an application pertaining to the continuation of listing for trading of its securities on NASDAQ or other national securities exchange, such application or applications, as the case may be, shall have been approved in writing by the respective securities regulatory organizations having jurisdiction over such application such that the Company’s common stock must remain eligible and qualified for trading on at least one national securities exchange immediately following the closing date and free from any delisting determination, notice of non-compliance with listing criteria or similar proceeding.

In addition to the closing conditions above, (i) there must be not less than $250,000 cash in QMT accounts at closing and having non-cash working capital in amount equal to not less than 20% of the trailing twelve months’ net sales of the Company, as determined as of the most recent calendar month-end prior to the closing date; (ii) the Company shall have received the opinion of its financial advisor as to the fairness of the transaction from a financial point of view, which opinion shall be in form and substance reasonably acceptable to the Company and the Special Committee; and (iii) other customary closing conditions.

Prior to the closing, the QMT Acquisition Agreement may be terminated for the following reasons: (i) by the Company if the QMT Sellers or QMT has breached the QMT Acquisition Agreement; (ii) by the QMT Sellers, if the Company has breached the QMT Acquisition Agreement; (iii) by the QMT Sellers or the Company, if the closing has not occurred on or before June 25, 2012 due to the failure of any condition precedent from taking place (unless the failure is caused by the party that gives notice of the termination); (iv) by the Company in connection with a situation in which a financially superior proposal is made by another party; or (v) by mutual written agreement of the QMT Sellers and the Company.

From the date of the QMT Acquisition Agreement to the date of closing or termination of the QMT Acquisition Agreement, the QMT Sellers and QMT are required to refrain from initiating, engaging or entering into a different agreement to engage in a transaction concerning any acquisition, equity or debt financing, joint venture, merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving QMT or any subsidiary (an “Alternate Transaction”). However, the Company is expressly entitled to initiate, solicit or encourage or otherwise facilitate an Alternate Transaction with any party concerning an Alternate Transaction involving the Company, and may, subject to delivery of certain required notices, terminate the QMT Acquisition Agreement and enter into an alternative transaction which the Special Committee believes in good faith to be a “Superior Proposal” as defined in the QMT Acquisition Agreement, giving full consideration to the potentially negative effect such alternative transaction may have on the AFT Acquisition.

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The representations and warranties of QMP and QTS will survive for fifteen months, however the representations and warranties related to fraud and the existence and authority of QMP, QTS and the QMT Subsidiaries and the capitalization of QMT will survive indefinitely and the representations and warranties related to employee benefits, taxes, environmental conditions and products will survive until 60 days following the expiration of the applicable statute of limitations.  The representations and warranties of the Non-Controlling QMT Investors will survive for six months, however the representations and warranties related to fraud and the authority and ownership of the Membership Interests of QMT will survive indefinitely. The representations and warranties of the Company will survive for fifteen months, however the representations and warranties related to fraud and the existence and authority of the Company will survive indefinitely.  Each QMT Seller is indemnifying the Company up to their respective purchase price consideration

QMP and QTS will indemnify the Company and their affiliates against all liabilities arising out of or relating to: (i) any breach of any representation or warranty made by QMP or QTS; (ii) any breach of any covenant by QMP or QTS; and (iii) certain tax liabilities incurred prior to closing. QMP and QTS are jointly and severally liable. The ability of the Company to recover losses under indemnification claims is limited.

The indemnification obligations of the QMT Sellers will be only satisfied with the delivery of the acquisition consideration valued at $4.00 per share of Company common stock, subject to adjustment for forward stock splits, reverse stock splits, stock dividends and any other similar events. Giving effect to the 1-for-1.95 Reverse Stock Split, the acquisition consideration would be $7.80 per share. The QMT Sellers have agreed, for purposes of assuring the respective indemnification obligations, not to sell, transfer or encumber the shares of Company common stock issued to the QMT Sellers for a minimum period of 180 days after the closing date. In the event a QMT Seller lacks the number of shares of Company common stock required to satisfy an indemnity claim, such QMT Seller will be required to purchase the requisite number of shares from one or more third parties on the open market. Quadrant will guarantee the indemnification obligations of QMP and QTS.

The Company will indemnify QMT and their affiliates against all liabilities arising out of or resulting from: (i) any breach of any representation or warranty made by the Company; (ii) any breach of any covenant by ARC; and (iii) certain tax liabilities incurred following the closing.

Quadrant indirectly owns 74% of the Membership Interests and Brean Murray is the controlling shareholder of ARC. Brean Murray and Quadrant are under common control and therefore Brean Murray, Quadrant, the Company and QMT are affiliates under common control. In addition, the following officers and directors of the Company are also affiliated with Quadrant and Brean Murray: Mr. Jason Young, the Company’s Chairman, has been a Managing Director at Quadrant since 2005, where he is responsible for making investments in US and emerging market companies, and where he frequently serves in active management- or director-level roles.  Mr. Theodore Deinard, the Company’s Interim CEO and a director of the Company, is a Managing Director of Quadrant.  Ms. Keerat Kaur is a Vice President of Quadrant and the Corporate Secretary of the Company. Mr. Deinard is also related by marriage to an officer of Quadrant. Messrs. Young and Deinard have recused themselves from all deliberations and voting of the Board in respect of the QMT Acquisition matters. Mr. Jason Young and Mr. Alan Quasha, an officer of Quadrant, each serve on the Board of Directors of QMT.

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Purchase of the Company’s Common Stock by Carret P.T., LP

As part of the QMT Acquisition Agreement, simultaneously at closing of the QMT Acquisition Agreement, Carret P.T. LP, an affiliate of Brean Murray, will purchase from the Company, at a purchase price of $4.00 per share, 57,768 shares of the Company’s common stock (giving effect to the proposed 1:1.95 Reverse Stock Split) in consideration for total cash investment of $450,594 by Carret P.T., LP (such acquisition is referred to herein as the “Securities Sale”). The Securities Sale shall be made by the Company in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

The Securities Sale will permit certain parties to benefit from provision of U.S. tax law as follows: following the QMT Acquisition, the former shareholders of QMT will own 71% of the Company’s issued and outstanding securities. Quadrant could accomplish the proposed transaction without recognizing taxable gain if the transaction qualifies as a tax-free contribution of the QMT interests to the Company under Section 351 of the Internal Revenue Code of 1986, as amended (the “351 Transaction”). In order to qualify as a tax-free exchange, the 351 Transaction must result in the group of transferors of property to the Company owning at least 80% of the voting power and value of the outstanding stock of the transferee corporation. The Securities Sale is expected to accomplish meeting the conditions required for the 351 Transaction tax treatment. The proceeds of the Securities Sale will be available for general corporate purposes of the Company after the closing of the Securities Sale.

Financing

QMT has received from TD Bank, N.A. (“TD Bank”) a commitment letter providing for a revolving line of credit in an amount of up to $10,000,000 and three term loans totaling up to an estimated $18,000,000 with terms ranging from 30 months to ten years (the “Financing Arrangement”). The purpose of the Financing Arrangement with TD Bank is to finance the acquisition of AFT; to pay off all existing senior debt of QMT, AFT and their subsidiaries; and to potentially purchase new equipment for AFT’s current European operations. All facilities under the Financing Arrangement shall bear interest at a per annum rate equal to a margin between 250 to 300 basis points over the one month London Interbank Offered Rate (LIBOR) and the Company and its subsidiaries will be subject to customary financial covenants.  The Company, AFT and QMT’s subsidiaries shall serve as the corporate guarantors of this financing arrangement. The Company will use the proceeds from the financing arrangements with TD Bank to fund, in part, the cash consideration payable in connection with the AFT Acquisition. The Company expects to complete the financing arrangements prior to the closing of the Acquisitions.

The AFT purchase price is $43,000,000 (the “Purchase Price”). $25,400,000 of the Purchase Price shall be payable in cash and $17,600,000 shall be the principal amount of the AFT Convertible Note.

Item 3.02:   Unregistered Sales of Equity Securities.

As described in Item 1.01 above, on April 6, 2012, the Company has entered into the QMT Acquisition Agreement, pursuant to which the QMT Sellers will receive an aggregate of 7,857,898 shares of the Company’s common stock as the consideration in exchange for the transfer to the Company of 100% of all of the Membership Interests. Such consideration shall be equal to 4,029,691 shares of the Company’s common stock after giving effect to the Company’s proposed 1:1.95 Reverse Stock Split. The purchase price for such shares has been set at $4.00 per share ($7.80 per share giving effect to the proposed 1-for-1.95 Reverse Stock Split).

In addition, as described in Item 1.01 above, the Company has agreed to the Securities Sale, pursuant to which the Company shall sell 112,648 shares of the Company’s common stock to Carret P.T., LP for $450,594.

The information set forth in Item 1.01 of this is incorporated by reference into this Item 3.02.

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Item 8.01: Other Events.

On April 12, 2012, the Company filed a Preliminary Proxy Statement with the U.S. Securities and Exchange Commission. This Proxy Statement discloses that the Company will hold its Annual Meeting on May 14, 2012 to vote on the following proposals:

1.	To elect a Board of Directors consisting of six directors;

2.	To approve the QMT Acquisition and the Securities Sale;

3.	To approve the AFT Acquisition;

4.	To approve the amendment and restatement of the Company’s Articles of Incorporation to effect the 1-for-1.95 Reverse Stock Split of the Company’s common stock;

5.	To approve the amendment and restatement of the Company’s Articles of Incorporation to change the Company’s name to ARC Group Worldwide, Inc. (the “Name Change”);

6.	To ratify the selection of Hein & Associates LLP to serve as the Company’s certified independent accountants for the year ending December 31, 2012; and

7.	To authorize the adjournment of the Annual Meeting (if necessary) to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve the proposals set forth above.

Additional information regarding those matters set forth above may be found in the Proxy Statement. The Company urges shareholders to read the Proxy Statement carefully.

Press Release

On April 12, 2012, the Company issued a press release regarding (i) the AFT Acquisition; (ii) the QMT Acquisition; (iii) the Name Change; and (iv) the Reverse Stock Split.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on the Company’s current expectations, estimates and projections about future events. This includes, but is not limited to, statements, if any, regarding the timing of the merger completion, the business plans and integration efforts once the transaction is complete, pro-forma statements and financial projections, ARC’s ability to expand its services and realize growth and efficiencies through the acquisitions discussed herein, merger-related expenses and the impact of the transaction on ARC’s earnings, market share and capital position. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, such as whether the merger will be approved by the shareholders of ARC or by regulatory authorities, whether each of the other conditions to closing set forth in the merger agreements will be met, ARC’s ability to integrate QMT and AFT as planned and the general effects of financial, economic, and regulatory conditions affecting our industries. Accordingly, actual results may differ materially. Neither ARC nor QMT nor AFT undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For additional factors that may affect future results, please see filings made by the Company with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2011.

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Item 9.01.	Exhibits.

(a)	Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 10.11	Membership Interest Purchase Agreement by and among ARC Wireless Solutions, Inc., Quadrant Management, Inc., QMP Holding Corp., QTS Holding Corporation, John Schoemer, Arlan Clayton, Robert Marten, Quadrant Metals Technologies LLC and Carret P.T., LP, dated as of April 6, 2012.

Exhibit 10.12	Purchase Agreement by and among ARC Wireless Solutions, Inc., Precision Castparts Corp., and AFT Europa KFT, dated as of April 6, 2012.

Exhibit 10.13	Form of Unsecured Subordinated Convertible Promissory Note.

Exhibit 10.14	Advisory Agreement by and between ARC Wireless Solutions, Inc. and Quadrant Management, Inc., dated as of January 21, 2009.

Exhibit 10.15	Quadrant Waiver of Advisory Agreement by and between ARC Wireless Solutions, Inc. and Quadrant Management, Inc.

Exhibit 10.16	Letter Agreement by and between ARC Wireless Solutions, Inc. and Quadrant Management Inc.

Exhibit 99.1	Press Release dated April 12, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Wireless Solutions, Inc.
(Registrant)

Date: April 12, 2012	By:	/s/ Theodore Deinard
Name: Theodore Deinard
Title: Interim Chief Executive Officer

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